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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                  of the Securities and Exchange Act of 1934


               Date of report (date of earliest event reported):

                              September 28, 1995


                            LINCORP HOLDINGS, INC.
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            (Exact name of Registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)



                1-8249                                23-2161279
        ---------------------                 -------------------------
        (Commission File No.)                     (I.R.S. Employer
                                                 Identification No.)


                  250 Park Avenue, New York, New York  10017
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              (Address of Principal Executive Offices) (Zip Code)



              Registrant's telephone number, including area code:


                                (212) 599-0465
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets

(a)

     Lincorp Holdings, Inc. (the "Company") entered into an agreement, effective as of September 28, 1995, with Coscan Colorado, Inc. ("Coscan Colorado"), Coscan Limited Partner Corporation ("Coscan UAC," formerly known as Coscan UAC Inc.), Coscan California Commercial, Inc., Coscan California Limited Partner Corporation ("California UAC," formerly known as Coscan California UAC Inc.) and Coscan, Inc. (the "Agreement"), pursuant to which the Company sold (i) 98% of its 50% limited partnership interest in Coscan Commercial Limited Partnership ("Partnership 1") to Coscan UAC for a consideration of $6,930,000 and (ii) all of its 50% limited partnership interest in Coscan California Commercial Limited Partnership ("Partnership 2"), to California UAC for a consideration of $100.

     The consideration for purchase of the Partnership 1 partnership interest was allocated as follows:

     (i) $6,287,947.70 to pay in full the outstanding principal and interest due on that certain Promissory Note ("Note A") dated July 23, 1990 in the original principal amount of $4,380,000, payable to the order of Coscan, Inc. and made by the Company (under its former name Unicorp American Corporation), for which payment Coscan, Inc. released the Company's pledge of its interest in the Colorado State Bank Building and the land thereunder, which pledge was securing Note A; and

     (ii) $642,052.30 to the prepayment of principal and accrued but unpaid interest due and owing under that certain Second Amended and Restated Promissory Note ("Note B") dated July 23, 1990 in the original principal amount of $11,000,000, which Note B is payable to the order of Coscan, Inc. and made by the Company (under its former name Unicorp American Corporation), for which prepayment Coscan, Inc. agreed to (a) extend the maturity date thereunder from July 22, 1995 to July 22, 1996 and (b) release the Company's pledge of the proceeds, income, distributions and profits received by the Company from the Partnerships in connection with the Company's ownership interest in the Partnerships.

     In connection with the purchase and sale of the Company's interests in Partnership 1 and Partnership 2, the following transactions were also consummated:

     (i) The Company granted to Coscan UAC an option, which expires December 31, 1996, to purchase its remaining 1% limited partnership interest in Partnership 1 for the purchase price of $70,000, which purchase price shall be

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     paid by Coscan UAC, on behalf of and at the direction of the Company, to
     Coscan, Inc. as a prepayment of principal and accrued but unpaid interest due and owing under that certain Promissory Note ("Note C") dated July 23, 1990, payable to the order of Coscan Colorado and made by the Company (under its former name Unicorp American Corporation);

     (ii) The amount available to the Company under Note C was reduced from $10,000,000 to $9,000,000 and the parties thereto agreed to extend the maturity date thereof to July 22, 2000. As of September 28, 1995, the amount due and owing under Note C was $6,000,000; and

     (iii) Coscan, Inc. sold all of its rights and obligations under Notes B and C to Unicorp Energy Corporation ("UEC"), the Company's parent corporation, for the fair market value thereof.

     The amount of consideration for the purchase and sale of the Partnership 1 and Partnership 2 limited partnership interests was based on the value of the Partnerships on the date of the transactions. The nominal amount allocated to Partnership 2 was due to the negative net worth of that investment in light of present values.

     As a result of the transactions described above, all of the long-term debt owed by the Company is now held by UEC and Hees International Bancorp, Inc., which currently owns an indirect 24.6% non-voting equity interest in UEC.

     Copies of the following documents are attached hereto as Exhibits to this Form 8-K:

     1.  Loan Modification Agreement (Note B). . .Exhibit B
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     2.  Loan Modification Agreement (Note C). . .Exhibit C
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 10, 1995

                                 LINCORP HOLDINGS, INC.
                                 (Registrant)



                                 By:/s/ Jack R. Sauer
                                    ----------------------------
                                 Name:  Jack R. Sauer
                                 Title:  Chief Financial Officer



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